EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-211043 and 333-202374 on Form S-3 and Registration Statement Nos. 333-139661 and 333-149106 on Form S-8 of Spectra Energy Corp of our report dated February 17, 2017 relating to the consolidated financial statements of DCP Midstream, LLC and subsidiaries appearing in this Annual Report on Form 10-K of Spectra Energy Corp for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP
Denver, Colorado
February 24, 2017